EXHIBIT 99.1

Dolby Laboratories Reports Third Quarter Fiscal 2023 Financial Results

SAN FRANCISCO, Aug. 03, 2023 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the company's financial results for the third quarter of fiscal 2023.

"We continue to transform the way people enjoy their content," said Kevin Yeaman, President and CEO, Dolby Laboratories. "We remain focused on growing Dolby Atmos and Dolby Vision across our movies and TV, music and user-generated content ecosystems."

Third Quarter Fiscal 2023 Financial Highlights

  Total revenue was $298.4 million, compared to $289.6 million for the third quarter of fiscal 2022.
  GAAP net income was $16.4 million, or $0.17 per diluted share, compared to GAAP net income of $39.6 million, or $0.39 per diluted share, for the third quarter of fiscal 2022. On a non-GAAP basis, third quarter net income was $54.1 million, or $0.55 per diluted share, compared to $68.7 million, or $0.68 per diluted share, for the third quarter of fiscal 2022.
  Cash flow from operations was $121.1 million, compared to $172.6 million for the third quarter of fiscal 2022.
  Dolby repurchased 0.3 million shares of its common stock and ended the quarter with approximately $237 million of stock repurchase authorization available going forward.

A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

  Dolby Atmos Music is now available on WYNK Music in India.
  Max launched their top-tier service with Dolby Atmos and Dolby Vision.
  Moj, a large social media platform in India, adopted Dolby Vision.
  NIO and Lotus launched car models that support Dolby Atmos in Europe.
  Sony Interactive Entertainment announced that the PS5 will unlock support for compatible Dolby Atmos-enabled living room devices.
  TCL announced they are expanding Dolby Vision and Dolby Atmos on their regional TV models in India.
  Viddsee, a short-film video platform based in Singapore, adopted Dolby Vision and Dolby Atmos.

Dividend

Today, Dolby announced a cash dividend of $0.27 per share of Class A and Class B common stock, payable on August 22, 2023, to stockholders of record as of the close of business on August 14, 2023.

Financial Outlook

Dolby’s financial outlook relies on estimates of royalty-based revenue that take into consideration the macroeconomic effect of certain events, including supply chain constraints, international conflicts, and consumer demand for electronic products. In addition, actual results could differ materially from the estimates Dolby is providing below due in part to the increased uncertainty resulting from these items as well as the geopolitical instability and continuing concerns around inflation and elevated interest rates. The uncertainty resulting from these factors has greatly reduced its visibility into its future outlook. To the extent possible, the estimates Dolby is providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see "Forward-Looking Statements" in this press release for a description of certain risks that Dolby faces, and the section captioned "Risk Factors" in its Quarterly Report on Form 10-Q for the third quarter of fiscal 2023, to be filed on or around the date hereof.

Dolby is providing the following estimates for the full year of fiscal 2023:

  Total revenue is expected to range from $1.285 billion to $1.315 billion.
  Gross margins are anticipated to be roughly 87.5% on a GAAP basis and roughly 88.0% on a non-GAAP basis.
  Operating expenses are anticipated to range from $900 million to $910 million on a GAAP basis and from $760 million to $770 million on a non-GAAP basis.
  Dolby expects operating margins on a GAAP basis to be roughly 18% and on a non-GAAP basis to be roughly 30%.
  Diluted earnings per share is anticipated to range from $2.10 to $2.30 on a GAAP basis and from $3.30 to $3.50 on a non-GAAP basis.

Dolby is providing the following estimates for its fourth quarter of fiscal 2023:

  Total revenue is estimated to range from $275 million to $305 million.
  Gross margins are anticipated to be roughly 86.5% on a GAAP basis and roughly 87.5% on a non-GAAP basis.
  Operating expenses are anticipated to range from $227 million to $237 million on a GAAP basis and from $195 million to $205 million on a non-GAAP basis.
  Effective tax rate is anticipated to range from 22% to 24% on a GAAP basis and 19% to 21% on a non-GAAP basis.
  Diluted earnings per share is anticipated to range from $0.10 to $0.30 on a GAAP basis and from $0.40 to $0.60 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss third quarter fiscal 2023 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, August 3, 2023. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-888-210-2212 (+1-646-960-0390 for international callers) and entering confirmation code 5587811.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Thursday, August 3, 2023, until 8:59 p.m. PT (11:59 p.m. ET) on Thursday, August 10, 2023 by dialing 1-800-770-2030 (+1-647-362-9199 for international callers) and entering the confirmation code 5587811. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby management uses, and Dolby provides to investors, certain non-GAAP financial measures as an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations and performance. Specifically, Dolby excludes the following as adjustments from one or more of its non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that Dolby grants. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between its underlying operating results and those of other companies, Dolby excludes stock-based compensation expense.

Amortization of acquisition-related intangibles: Dolby amortizes intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. Dolby records amortization charges relating to these intangible assets in its GAAP financial statements, and Dolby views these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of its acquisitions. As these amortization charges do not directly correlate to its operations during any particular period, Dolby excludes these charges to facilitate an evaluation of its current operating performance and comparisons to its past operating results.

Restructuring charges: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. Dolby excludes restructuring costs, including any adjustments to charges recorded in prior periods (which may be credits), as Dolby believes that these costs are not representative of its normal operating activities and therefore, excluding these amounts enables a more effective comparison of its past operating performance and to that of other companies.

Income tax adjustments: The income tax effects of the aforementioned non-GAAP adjustments do not directly correlate to its operating performance so Dolby believes that excluding such income tax effects provides a more meaningful view of its underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business, including as a means to evaluate period-to-period comparisons. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above and below. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, expected financial results for the fourth quarter of fiscal 2023 and full year fiscal 2023, Dolby's ability to expand existing business, navigate challenging periods, pursue its long-term growth opportunities, and advance its other long-term objectives are "forward-looking statements" that inherently involve substantial risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of economic conditions on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; the level at which Dolby technologies are incorporated into products and the consumer demand for such products; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; lengthening sales cycles; the impact to the overall cinema market including adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues, such as the conflict between Russia and Ukraine; risks associated with trends in the markets in which Dolby operates, including the broadcast, mobile, consumer electronics, PC, and other markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks relating to changing trends in the way that content is distributed and consumed; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to maintaining patent coverage; the timing of Dolby's receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative products and technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture and cinema industries generally, including the potential impacts of the strikes by the WGA and SAG-AFTRA; Dolby's ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in its Quarterly Report on Form 10-Q filed on or around the date hereof. Dolby may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements. Forward-looking statements are based upon information available to us as of the date of this press release, and while Dolby believes such information forms a reasonable basis for such statements, such information may be limited or incomplete. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. Dolby partners with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories in the United States and/or other countries. Other trademarks remain the property of their respective owners.

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Revenue:
Licensing	$273,108	$269,289	$932,727	$915,406
Products and services	25,262	20,296	76,455	60,183
Total revenue	298,370	289,585	1,009,182	975,589

Cost of revenue:
Cost of licensing	15,610	13,756	50,334	45,363
Cost of products and services	25,905	22,201	66,680	58,818
Total cost of revenue	41,515	35,957	117,014	104,181

Gross profit	256,855	253,628	892,168	871,408

Operating expenses:
Research and development	68,696	62,859	201,097	199,104
Sales and marketing	85,594	87,114	263,494	268,514
General and administrative	69,954	57,113	191,865	218,250
Restructuring charges	16,676	976	16,465	6,043
Total operating expenses	240,920	208,062	672,921	691,911

Operating income	15,935	45,566	219,247	179,497

Other income/(expense):
Interest income	7,316	1,416	18,967	3,230
Interest expense	(114)	(84)	(161)	(255)
Other income, net	620	2,514	2,967	1,833
Total other income	7,822	3,846	21,773	4,808

Income before income taxes	23,757	49,412	241,020	184,305
Provision for income taxes	(7,352)	(9,802)	(49,284)	(28,166)
Net income including noncontrolling interest	16,405	39,610	191,736	156,139
Less: net (income)/loss attributable to noncontrolling interest	(6)	(13)	(266)	192
Net income attributable to Dolby Laboratories, Inc.	$16,399	$39,597	$191,470	$156,331

Net income per share:
Basic	$0.17	$0.40	$2.00	$1.55
Diluted	$0.17	$0.39	$1.96	$1.52
Weighted-average shares outstanding:
Basic	95,658	100,213	95,794	100,936
Diluted	97,459	101,474	97,588	102,993

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	June 30, 2023	September 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$765,079	$620,127
Restricted cash	34,080	8,244
Short-term investments	124,210	189,213
Accounts receivable, net	266,865	243,593
Contract assets, net	192,585	176,093
Inventories, net	32,398	23,549
Prepaid expenses and other current assets	54,148	50,075
Total current assets	1,469,365	1,310,894
Long-term investments	98,103	102,514
Property, plant, and equipment, net	501,666	513,481
Operating lease right-of-use assets	39,273	46,530
Goodwill and intangible assets, net	603,641	477,412
Deferred taxes	209,681	183,568
Other non-current assets	86,209	55,149
Total assets	$3,007,938	$2,689,548

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,395	$14,171
Accrued liabilities	346,525	230,237
Income taxes payable	11,018	1,265
Contract liabilities	36,586	18,588
Operating lease liabilities	13,512	13,257
Total current liabilities	423,036	277,518
Non-current contract liabilities	41,624	23,203
Non-current operating lease liabilities	36,552	37,685
Other non-current liabilities	124,003	100,122
Total liabilities	625,215	438,528

Stockholders’ equity:
Class A common stock	53	53
Class B common stock	41	41
Retained earnings	2,397,307	2,297,730
Accumulated other comprehensive loss	(31,163)	(51,641)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,366,238	2,246,183
Noncontrolling interest	16,485	4,837
Total stockholders’ equity	2,382,723	2,251,020
Total liabilities and stockholders’ equity	$3,007,938	$2,689,548

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Year-To-Date Ended
	June 30, 2023	July 1, 2022
Operating activities:
Net income including noncontrolling interest	$191,736	$156,139
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,428	69,382
Stock-based compensation	90,291	87,963
Amortization of operating lease right-of-use assets	9,829	11,658
Amortization of premium on investments	(179)	1,109
Provision for/(benefit from) credit losses	(348)	2,166
Deferred income taxes	(21,653)	(29,143)
Other non-cash items affecting net income	(1,751)	(2,388)
Changes in operating assets and liabilities:
Accounts receivable, net	43,546	(5,395)
Contract assets, net	(10,105)	11,999
Inventories	(2,425)	(12,231)
Operating lease right-of-use assets	(3,799)	(941)
Prepaid expenses and other assets	775	(1,169)
Accounts payable and accrued liabilities	(83,737)	(29,782)
Income taxes, net	14,975	17,023
Contract liabilities	(1,686)	3,314
Operating lease liabilities	(7,452)	(10,539)
Other non-current liabilities	2,621	(1,898)
Net cash provided by operating activities	282,066	267,267

Investing activities:
Purchases of marketable securities	(123,075)	(248,156)
Proceeds from sales of marketable securities	54,020	8,970
Proceeds from maturities of marketable securities	139,423	75,890
Purchases of property, plant, and equipment	(22,154)	(37,218)
Business combinations, net of cash and restricted cash acquired	25,703	(38,171)
Purchases of intangible assets	—	(11,528)
Purchases of other investments	—	(5,000)
Net cash provided by/(used in) investing activities	73,917	(255,213)

Financing activities:
Proceeds from issuance of common stock	37,231	53,600
Repurchase of common stock	(124,276)	(310,486)
Payment of cash dividend	(77,584)	(75,816)
Distribution to noncontrolling interest	(266)	(1,435)
Shares repurchased for tax withholdings on vesting of restricted stock	(28,619)	(33,994)
Payment of deferred consideration for prior business combinations	(500)	—
Net cash used in financing activities	(194,014)	(368,131)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	8,819	(9,698)
Net increase/(decrease) in cash, cash equivalents, and restricted cash	170,788	(365,775)
Cash, cash equivalents, and restricted cash at beginning of period	628,371	1,233,032
Cash, cash equivalents, and restricted cash at end of period	$799,159	$867,257

GAAP to Non-GAAP Reconciliations
(unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the third quarters of fiscal 2023 and fiscal 2022:

Net income:			Fiscal Quarter Ended
(in thousands)			June 30, 2023	July 1, 2022
GAAP net income			$16,399	$39,597
Stock-based compensation(1)			29,224	27,608
Amortization of acquisition-related intangibles(2)			3,031	1,749
Restructuring charges			16,676	976
Income tax adjustments			(11,255)	(1,260)
Non-GAAP net income			$54,075	$68,670

(1) Stock-based compensation included in above line items:
Cost of products and services			$375	$414
Research and development			9,681	9,171
Sales and marketing			9,756	9,718
General and administrative			9,412	8,305

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing			$62	$61
Cost of products and services			866	780
Research and development			—	124
Sales and marketing			806	784
General and administrative			1,297	—

Diluted earnings per share:			Fiscal Quarter Ended
			June 30, 2023	July 1, 2022
GAAP diluted earnings per share			$0.17	$0.39
Stock-based compensation			0.30	0.27
Amortization of acquisition-related intangibles			0.03	0.02
Restructuring charges			0.17	0.01
Income tax adjustments			(0.12)	(0.01)
Non-GAAP diluted earnings per share			$0.55	$0.68

Weighted-average shares outstanding - diluted(in thousands)			97,459	101,474

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the fourth quarter of fiscal 2023 and full year fiscal 2023 included in this release:

Gross margin:		Q4 2023		Fiscal 2023
GAAP gross margin		86.5% +/-		87.5% +/-
Stock-based compensation		0.4%		0.2%
Amortization of acquisition-related intangibles		0.6%		0.3%
Non-GAAP gross margin		87.5% +/-		88.0% +/-

Operating expenses (in millions):		Q4 2023		Fiscal 2023
GAAP operating expenses (low - high end of range)		$227 - $237		$900 - $910
Stock-based compensation		(31)		(119)
Amortization of acquisition-related intangibles		(1)		(5)
Restructuring charges, net		—		(16)
Non-GAAP operating expenses (low - high end of range)		$195 - $205		$760 - $770

Operating margin:				Fiscal 2023
GAAP operating margin				18% +/-
Stock-based compensation				10%
Amortization of acquisition-related intangibles				1%
Restructuring charges, net				1%
Non-GAAP operating margin				30% +/-

Effective tax rate:				Q4 2023
GAAP effective tax rate (low - high end of range)				22% - 24%
Stock-based compensation (low - high end of range)				(2%) - (1%)
Amortization of acquisition-related intangibles (low - high end of range)				(1%) - 0%
Non-GAAP effective tax rate (low - high end of range)				19% - 21%

Diluted earnings per share:	Q4 2023		Fiscal 2023
	Low	High	Low	High
GAAP diluted earnings per share	$0.10	$0.30	$2.10	$2.30
Stock-based compensation	0.33	0.33	1.24	1.24
Amortization of acquisition-related intangibles	0.03	0.03	0.08	0.08
Restructuring charges, net	—	—	0.17	0.17
Income tax adjustments	(0.06)	(0.06)	(0.29)	(0.29)
Non-GAAP diluted earnings per share	$0.40	$0.60	$3.30	$3.50

Weighted-average shares outstanding - diluted (in millions)	97	97	98	98

Investor Contact:
Lana Adair
415-217-2631
investor@dolby.com

Media Contact:
Rachel Lowery
Dolby Laboratories
714-496-3816
rachel.lowery@dolby.com